Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

    THIS AMENDMENT dated as of the date last written on the signature line (the “Effective Date”), to the Custody Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit K to add the following fund:

-U.S. Global Technology and Aerospace & Defense ETF
WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit K of the Agreement is hereby superseded and replaced in its entirety with Exhibit K attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ETF SERIES SOLUTIONS By: /s/ Joshua J. Hinderliter Name: Joshua J. Hinderliter Title: Vice President and Secretary Date: December 11, 2024	U.S. BANK NATIONAL ASSOCIATION By: /s/ Gregory Farley Name: Gregory Farley Title: Sr. Vice President Date: December 11, 2024

Exhibit K to the ETF Series Solutions Custody Agreement

Name of Series
U.S. Global Sea to Sky Cargo ETF
U.S. Global JETS ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Technology and Aerospace & Defense ETF

Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum¹ where Adviser acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund²    Basis Points on Trust AUM²
All Funds $[ ]    [ ] on the first $ 1b
                     [ ] on the balance
See APPENDIX C for Services and Associated Fees in addition to Base Fee
See Additional Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee
¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three year period for any reason other than Fund closure, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's term plus any discounts or waivers given during the service agreement term.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX C - Custody Services in addition to the Base Fee
Portfolio Transaction Fees²
•$ [ ] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ [ ] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non- depository transaction
•$ [ ] - Option/SWAPS/future contract written, exercised or expired
•$ [ ] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$ [ ] - Physical security transaction
•$ [ ] - Check disbursement (waived if U.S. Bank is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity
Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$ [ ] per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
•Class Action Services - $ [ ] filing fee per class action per account, plus [ ] % of gross proceeds, up to a maximum per recovery not to exceed $ [ ].
•No charge for the initial conversion free receipt.
•Overdrafts - Charged to the account at prime interest rate plus [ ] %, unless a line of credit is in place.
oAdditional fees will apply – Third Party lending Fees are calculated pro rata and billed monthly.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
² "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Australia	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Austria	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Botswana	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kuwait	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malta	[ ]	$[ ]	Tanzania	[ ]	$[ ]
Croatia	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mexico	[ ]	$[ ]	Thailand	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Morocco	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Namibia	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Netherlands	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	New Zealand	[ ]	$[ ]	Uganda	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Euroclear (Non- Eurobonds)	[ ]	$[ ]	Norway	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	Uruguay	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee
$ [ ] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions."
Plus: Global Custody Transaction Fees¹
Global Custody transaction fees associate with Sponsor Trades². (See schedule above)
oA transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule above)
Global Custody Tax Services:
o$ [ ] per annum - Global Filing
o$ [ ] per annum - U.S. Domestic Filing (Only ADRs)
oAny client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
oCharges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
oA surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
oSWIFT reporting and message fees.
Fees are calculated pro rata and billed monthly
¹"Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be "Sponsor trades".

Exhibit K (continued) to the ETF Series Solutions Custody Agreement at March 2023
Discount to monthly service invoice based on securities lending revenue to US Bank applicable only to The U.S. Global Jets ETF
based on a look back for past six months lending activity
discount would be applied to the next six-monthly invoices
discount would apply only to the greater of the service line minimums or the basis point calculation discount will not apply to securities pricing, corporate actions, custody transaction costs, and other out of pocket charges discount for any six-month period cannot exceed [ ]% of the prior six month’s total securities lending revenue to US Bank

Prior six-month revenue to US Bank	Discount on next six-monthly invoices
$[ ]	[ ]%
$[ ]	[ ]%
$[ ]	[ ]%

Advisor’s signature as acknowledgement of the fee schedule on Exhibit K is not needed.
U.S. GLOBAL INVESTORS, INC. signed the fee schedule proposal, on 04/03/2023.
7